EX-35.1
(logo) AURORA LOAN SERVICES


Depositor:       Structured Asset Securities Corporation
                 Attention: Contract Finance SARM 2008-1
                 745 Seventh Avenue, 13th Floor
                 New York, New York 10019

Master Servicer: Aurora Loan Services LLC
                 Michele Olds
                 10350 Park Meadows Drive
                 Littleton, CO 80124

Trustee:         Wells Fargo Bank, N.A.
                 Attention: Kimberly J. Wiggins / SARM 2008-1
                 9062 Old Annapolis Road
                 Columbia, MD 21045

Subject:         Annual Officer's Certification
Fiscal Year:     2008
Investor Code:   J29
Investor Name:   SARM 2008-1


I, Thomas L. Wind, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Servicer"), do certify the following for the Calendar Year 2008:

1. A review of the activities of the Servicer during the period beginning on the cut-off date and ending on December 31, 2008 (the reporting period) and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.



Certified by: AURORA LOAN SERVICES LLC

By      /s/ Thomas L. Wind
Name:   Thomas L. Wind
Title:  Managing Director